Exhibit 21

                                          Subsidiaries of the Registrant




                                          SUBSIDIARIES OF THE REGISTRANT


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                                                                            Percentage        State of Incorporation
              Parent                            Subsidiary                      of                or Organization
                                                                            Ownership
 ---------------------------------------------------------------------------------------------------------------------

AMB Financial Corp.                 American Savings, FSB                      100%                   Federal
American Savings, FSB               NIFCO, Inc.                                100%                   Indiana
NIFCO, Inc.                         Ridge Management, Inc.                     100%                   Indiana


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